UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 29, 2008
Date of Report (Date of earliest event reported)
COMPLETE PRODUCTION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32858	72-1503959
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

11700 Old Katy Road, Suite 300
Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 372-2300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Compensatory Arrangements of Certain Officers.
The Management Incentive Plan.
     On January 29, 2008, the Compensation Committee of Complete Production Services, Inc. (the “Company”) revised the targeted bonus payouts, expressed as a percentage of base salary, under the Company’s Management Incentive Plan for fiscal 2008, as follows:

Name and Position	Prior Years’ Target Bonus	2008 Target Bonus
Joseph C. Winkler,	100% of base salary	125% of base salary
Chairman and Chief
Executive Officer

Brian K. Moore, President	75% of base salary	100% of base salary
and Chief Operating Officer

J. Michael Mayer, Senior	60% of base salary	85% of base salary
Vice President and Chief
Financial Officer

Other Named Executive Officers	50% of base salary	75% of base salary

     As with 2007 and prior years, for 2008, target bonus will be earned at “Expected Value” performance levels, while “Entry Level” performance will result in payment equal to 10% of target bonus, “Over Achievement” performance will result in payment equal to 150% of target bonus, and “Stretch” performance will result in payment equal to 200% of target bonus, with linear interpolation between such levels.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Complete Production Services, Inc.
Date: February 4, 2008	By:	/s/ James F. Maroney
James F. Maroney
Vice President, Secretary and General Counsel